   As filed with the Securities and Exchange Commission on October 18, 1995
                                                  Registration No. 33 -
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      -----------------------------------

                         RELIANCE GROUP HOLDINGS, INC.
              (Exact name of issuer as specified in its charter)


         Delaware                                          13-3082071
(State or other Jurisdiction                               (I.R.S. Employer
      of Incorporation or                                  Identification No.)
         Organization)

                               Park Avenue Plaza
                              55 East 52nd Street
                              New York, New York         10055
              (Address of Principal Executive Offices) (Zip Code)

                         RELIANCE GROUP HOLDINGS, INC.
                            1994 STOCK OPTION PLAN
                           (Full Title of the Plan)

                      -----------------------------------


                           Howard E. Steinberg, Esq.
        Senior Vice President, General Counsel and Corporate Secretary
                         Reliance Group Holdings, Inc.
                               Park Avenue Plaza
                              55 East 52nd Street
                           New York, New York 10055
                    (Name and address of agent for service)

                                (212) 909-1100
         (Telephone Number, Including Area Code, of Agent for Service)

                      -----------------------------------


                                          CALCULATION OF REGISTRATION FEE

                                                              Proposed            Proposed
                                                              maximum             maximum
                                                              offering            aggregate               Amount of
Title of securities                   Amount to be            price               offering                registration
to be registered                      registered              per share (1)       price (1)               fee
------------------                    -----------------       -------------       -------------           ------------
common stock, $.10
par value per share                   2,500,000 shares          $7.563            $18,907,500             $6,519.83
(the "Common Stock")

-----------------------------------

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on October 11, 1995, as reported on the New York Stock Exchange Composite Tape.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Information Incorporated by Reference.

         There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed by Reliance Group Holdings, Inc. ("Reliance Group Holdings") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission (the "Commission"):

         (1) Reliance Group Holdings' annual report on Form 10-K for the year ended December 31, 1994;

         (2) Reliance Group Holdings' quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;

         (3)      All other reports filed by Reliance Group Holdings pursuant to
                  Section 13(a) or 15(d) of the Exchange Act since December 31, 1994; and


         (4) The description of the Common Stock which is contained in Reliance Group Holdings' registration statement filed under
                  Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by Reliance Group Holdings pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and other documents.


Item 4.   Description of Securities.

         Not applicable.


Item 5.   Interests of Named Experts and Counsel.

         The legality of the Common Stock being registered hereby has been passed upon by Howard E. Steinberg, Esq., Senior Vice President, General Counsel and Corporate Secretary of

Reliance Group Holdings. Mr. Steinberg owns 100,000 shares of Common Stock and options to purchase an additional 525,000 shares of Common Stock under the Reliance Group Holdings, Inc. 1986 Stock Option Plan, as amended (225,500 of which options were exercisable as of December 31, 1994). Mr. Steinberg also holds 5,000 shares of Common Stock and warrants to purchase 202 shares of Common Stock as trustee for his daughter and 5,000 shares of Common Stock and warrants to purchase 202 shares of Common Stock as trustee for his son, as to all of which shares and warrants he disclaims beneficial ownership. Mr. Steinberg has participated in certain investments involving Reliance Group Holdings and certain of its subsidiaries. He participates in the Reliance Insurance Company Savings Incentive Plan and, as of December 31, 1994, had a vested interest in 9,781 shares of Common Stock under such plan.


Item 6.   Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware permits a Delaware corporation to indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         The Certificate of Incorporation and By-Laws of Reliance Group Holdings require Reliance Group Holdings to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Certificate of Incorporation provides that no director of Reliance Group Holdings shall be personally liable to Reliance Group Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit. Such provision does not eliminate the liability of a director for any act or omission occurring prior to July 22, 1986.

         Article VIII of the By-laws of Reliance Group Holdings provides for indemnification of the officers and directors of Reliance Group Holdings to the full extent permitted by law, as now in effect or later amended. The By-laws of

Reliance Group Holdings also provide that by action of the Board of Directors, notwithstanding any interest of the directors in such action, Reliance Group Holdings may purchase and maintain insurance, in such amounts as the Board of Directors may deem appropriate, on behalf of any person who is or was a director, officer, employee or agent of Reliance Group Holdings or is or was serving at the request of Reliance Group Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Reliance Group Holdings would have the power to indemnify such a person against such liability under applicable law.

         Without in any way limiting the generality of Article VIII of the By-laws of Reliance Group Holdings, such Article VIII specifically provides that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by Reliance Group Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by Reliance Group Holdings as authorized in Section 145 of the General Corporation Law of Delaware.

         Reliance Group Holdings has entered into agreements with its directors and certain of its officers whereby Reliance Group Holdings shall indemnify such persons for all damages, judgments, settlements and costs, costs of investigation, and costs of defense of legal actions (other than fines or other obligations which Reliance Group Holdings is prohibited by applicable law from paying for any reason), because of any claim or claims made against such persons of any act or omission or neglect or breach of duty including any actual or alleged error or misstatement committed or suffered while acting in the capacity and solely because of such capacity as officer and/or director.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of Reliance Group Holdings pursuant to the foregoing provisions, or otherwise, Reliance Group Holdings has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.   Exemption from Registration Claimed.

         Not applicable.


Item 8.   Exhibits.


         Exhibit No.   Description
         -----------   -----------

         4 Reliance Group Holdings, Inc. 1994 Stock Option Plan (incorporated by reference to Reliance Group Holdings' Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).

         5 Opinion of Howard E. Steinberg, Esq. as to the legality of the securities being registered.

         23.1          Consent of Deloitte & Touche LLP.

         23.2          Consent of Howard E. Steinberg, Esq. (included in
                       Exhibit 5).

         24 Power of Attorney executed by certain officers and directors of Reliance Group Holdings, Inc. (included at Page II-7).


Item 9.   Undertakings.

(a)  The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written or oral request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

        (d) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

        (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 18, 1995.

                                              RELIANCE GROUP  HOLDINGS,  INC.

                                              By:   /s/ Saul P. Steinberg
                                                  ------------------------------
                                                    Saul P. Steinberg
                                                    Chairman of the Board and
                                                    Chief Executive Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Saul P. Steinberg, George E. Bello and Howard E. Steinberg, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the registrant for sale, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                  Title                              Date
---------                                  -----                              ----
                                           Chairman of the Board,
/s/ Saul P. Steinberg                      Principal Executive
-------------------------------------      Officer and Director               October 18, 1995
Saul P. Steinberg

/s/ George E. Bello                        Principal Accounting
-------------------------------------      Officer and Director               October 18, 1995
George E. Bello

/s/ Lowell C. Freiberg                     Principal Financial
-------------------------------------      Officer and Director               October 18, 1995
Lowell C. Freiberg

/s/ George R. Baker
-------------------------------------      Director                           October 18, 1995
George R. Baker

/s/ Carter Burden
-------------------------------------      Director                           October 18, 1995
Carter Burden

/s/ Dennis A. Busti
-------------------------------------      Director                           October 18, 1995
Dennis A. Busti

/s/ Thomas P. Gerrity
-------------------------------------      Director                           October 18, 1995
Thomas P. Gerrity

/s/ Jewell J. McCabe
-------------------------------------      Director                           October 18, 1995
Jewell J. McCabe




Signature                                  Title                              Date
---------                                  -----                              ----
/s/ Irving Schneider
-------------------------------------      Director                           October 18, 1995
Irving Schneider

/s/ Bernard L. Schwartz
-------------------------------------      Director                           October 18, 1995
Bernard L. Schwartz

/s/ Richard E. Snyder
-------------------------------------      Director                           October 18, 1995
Richard E. Snyder

/s/ Thomas J. Stanton, Jr.
-------------------------------------      Director                           October 18, 1995
Thomas J. Stanton, Jr.

/s/ Robert M. Steinberg
-------------------------------------      Director                           October 18, 1995
Robert M. Steinberg

/s/ James E. Yacobucci
-------------------------------------      Director                           October 18, 1995
James E. Yacobucci


                         RELIANCE GROUP HOLDINGS, INC.
                            1994 STOCK OPTION PLAN


                                 EXHIBIT INDEX


Exhibit  No.                   Description                      Page
------------  -----------------------------------------------   ----

4             Reliance Group Holdings, Inc. 1994 Stock Option
              Plan (incorporated by reference to Reliance
              Group Holdings' Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).

5 Opinion of Howard E. Steinberg, Esq. as to the legality of the securities being registered.

23.1          Consent of Deloitte & Touche LLP.

23.2 Consent of Howard E. Steinberg, Esq. (contained in Exhibit 5).

24            Power of Attorney (included at Page II-7).